BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: February 5, 2018 10:13 AM Pacific Time

Incorporation Number: **BC1107842**

Recognition Date and Time: Incorporated on February 18, 2017 12:44 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

HASHCHAIN TECHNOLOGY INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
10TH FLOOR, 595 HOWE ST.
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
10TH FLOOR, 595 HOWE ST.
VANCOUVER BC V6C 2T5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
10TH FLOOR, 595 HOWE ST.
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
10TH FLOOR, 595 HOWE ST.
VANCOUVER BC V6C 2T5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Madore, David

Mailing Address:
777 ROUTE 9W
GLENMONT NY 12077
UNITED STATES

Delivery Address:
777 ROUTE 9W
GLENMONT NY 12077
UNITED STATES

Last Name, First Name, Middle Name:
Kaushal, Nitin

Mailing Address:
48 FRYBROOK CRESCENT
RICHMOND HILL ON L4B 4B9
CANADA

Delivery Address:
48 FRYBROOK CRESCENT
RICHMOND HILL ON L4B 4B9
CANADA

Last Name, First Name, Middle Name:
Bowden, Aaron

Mailing Address:
SUITE 3123, 595 BURRARD STREET
VANCOUVER BC V7X 1J1
CANADA

Delivery Address:
SUITE 3123, 595 BURRARD STREET
VANCOUVER BC V7X 1J1
CANADA

Last Name, First Name, Middle Name:
Gray, Patrick

Mailing Address:
151 CHERRY AVENUE
DELMAR NY 12054
UNITED STATES

Delivery Address:
151 CHERRY AVENUE
DELMAR NY 12054
UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached